Exhibit 10.14

SILVERBACK ACQUISITION CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of July 23, 2010 by and between Silverback Acquisition Corporation, a Delaware corporation (the “Company”), and John T. McDonald (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company on the Closing (as defined below) 6,558,750 shares of the Company’s Common Stock, par value $0.0001 per Share (the “Shares”), at a price of $0.0001 per share (the “Purchase Price”), for an aggregate purchase price of $655.88.

2. Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and the Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, the Purchaser shall deliver the aggregate Purchase Price set forth above to the Company by wire transfer, check or any other method of payment permissible under applicable law and approved by the Company’s board of directors (or any combination of such methods of payment), and the Company will issue, as promptly thereafter as practicable, a stock certificate, registered in the name of the Purchaser, reflecting the Shares.

3. Repurchase Option.

A. Option. In the event the Purchaser ceases to be an employee, consultant, advisor, officer or director of the Company (a “Service Provider”) for any or no reason, including, without limitation, by reason of the Purchaser’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), “Disability”), resignation or involuntary termination, the Company shall, from such time (as determined by the Company in its discretion), have the right, but not the obligation (the “Repurchase Option”), for a period of 90 days from the date the Purchaser ceases to be a Service Provider, to repurchase any Shares which have not yet been released from the Repurchase Option (the “Unreleased Shares”) at a price per share equal to the Purchase Price (the “Repurchase Price”). The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or, in the event of the Purchaser’s death, the Purchaser’s executor and, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

B. Assignability. The Company in its sole discretion may assign all or part of the Repurchase Option to one or more employees, officers, directors or stockholders of the Company or other persons or organizations.

4. Release of Shares from Repurchase Option; Vesting.

A. Vesting. So long as the Purchaser’s continuous status as a Service Provider has not yet terminated in each such instance, (i) twenty-five percent (25%) of the total number of Shares shall be released from the Repurchase Option on the one-year anniversary of this Agreement, and the remaining seventy-five percent (75%) of the total number of Shares shall be released from the Repurchase Option in equal monthly installments thereafter over thirty-six (36) months on the corresponding day of each relevant month (or if there is no corresponding day in any such month, on the last day of such month).

B. Acceleration upon Termination after a Change of Control. In the event that the Purchaser’s continuous status as a Service Provider is terminated by the Company without Cause (as defined below) or Purchaser voluntarily resigns with Good Reason (as defined below) after a Change of Control (as defined below), 100% of the total number of Shares that have not been released from the Repurchase Option shall be immediately released from the Repurchase Option.

C. Acceleration upon Termination without Cause or for Good Reason. In the event that the Purchaser’s continuous status as a Service Provider is terminated by the Company without Cause or Purchaser voluntarily resigns with Good Reason, such Shares that would have been released from the Repurchase Option during the twelve-month (12) period immediately following the date of such termination shall be immediately released from the Repurchase Option.

D. “Change of Control” Definition. For purposes of this Agreement, a “Change of Control” means either:

(1) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or

(2) a sale of all or substantially all of the assets of the Company.

E. “Cause” Definition. For purposes of this Agreement, “Cause” shall mean: (i) the Purchaser’s repeated failure to perform his or her assigned duties or responsibilities as a Service Provider (other than a failure resulting from the Purchaser’s Disability) after written notice thereof from the Company describing the Purchaser’s failure to perform such duties or responsibilities and a thirty (30) day opportunity to cure; (ii) the Purchaser engaging in any act of dishonesty, fraud or misrepresentation; (iii) the Purchaser’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; (iv) the Purchaser’s breach of any confidentiality agreement or invention assignment agreement between the Purchaser and the Company (or any affiliate of the Company); or (v) the Purchaser being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

F. “Good Reason” Definition. For purposes of this Agreement, “Good Reason” shall mean, without Purchaser’s written consent: (i) there is a material reduction of the level of Purchaser’s base compensation (except where there is a general reduction applicable to the management team generally); (ii) there is a material reduction in Purchaser’s overall responsibilities or authority, or scope of duties, provided, however, that a reduction in responsibilities, authority or duties solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; or (iii) a material change in the geographic location at which Purchaser must perform his services; provided, that in no instance will the relocation of Purchaser to a facility or a location of fifty (50) miles or less from Purchaser’s then current office location be deemed material for purposes of this Agreement.

G. Delivery of Released Shares. Subject to the provisions of Section 8, the Shares which have been released from the Company’s Repurchase Option shall be delivered to the Purchaser.

5. Limitation on Payments.

A. Payments Limitation. In the event that the release of the Unreleased Shares from the Repurchase Option provided for in this Agreement or otherwise payable to the Purchaser (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Purchaser’s benefits under this Agreement shall be either:

(1) delivered in full, or

(2) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Purchaser on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any reduction in payments and/or benefits required by this Section 5 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Purchaser. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Purchaser’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will Purchaser exercise any discretion with respect to the ordering of any reductions of payments or benefits under this Section 5.

B. Determination. Unless the Company and the Purchaser otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company’s independent public accountants or a national “Big Four” accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Purchaser and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Purchaser shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

6. Restrictions on Transfer.

A. Investment Representations and Legend Requirements. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, LOCK-UP PERIOD AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

B. Stop-Transfer Notices. The Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

D. Lock-Up Period. The Purchaser hereby agrees that the Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall the Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

E. Unreleased Shares. No Unreleased Shares subject to the Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser, other than as expressly permitted or required by Section 3.

F. Released Shares. No Shares purchased pursuant to this Agreement, nor any beneficial interest in such Shares, shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with the Company’s right of first refusal provisions contained in Section 7 of this Agreement.

7. Company’s Right of First Refusal. Before any Shares acquired by the Purchaser pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A. Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the notice.

B. Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 7.C.

C. Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the board of directors of the Company in its sole discretion.

D. Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E. Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

F. Involuntary Transfers. Subject to the other provisions of this Section 7, in the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including, but not limited to, transfers by operation of law or other involuntary transfers in connection with a divorce, dissolution, legal separation or annulment) of all or a portion of the Shares by the record holder thereof that does not occur in accordance with the other provisions of this Section 7, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer (as determined by the board of directors of the Company). Upon such a transfer, the persons transferring or acquiring the Shares shall promptly notify the Secretary of the Company in writing of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice of the transfer.

G. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder’s lifetime (except in connection with a divorce, dissolution, legal separation or annulment), or on the Holder’s death by will or intestacy, to the Holder’s spouse, child, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law, sister-in-law, grandfather, grandmother, grandchild, cousin, aunt, uncle, niece, nephew, stepchild, or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee.

H. Termination of Right of First Refusal. The rights contained in this section shall terminate as to all Shares purchased hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

8. Escrow.

A. Deposit. As security for the faithful performance of this Agreement, the Purchaser agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached to this Agreement, executed by the Purchaser and by the Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Chief Financial Officer of the Company or to another designee of the Company (the “Escrow Agent”). These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Exhibit C attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the Closing.

B. Rights in Escrow Shares. Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares. If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, (ii) any dividend of cash or other property on the Shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option.

9. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D AND THE PURCHASER (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

10. General Provisions.

A. Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Texas.

B. Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.

E. Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G. Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K. Employment at Will. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH THE PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PURCHASER’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

L. Arbitration and Equitable Relief.

(1) Arbitration. IN CONSIDERATION OF THE PROMISES IN THIS AGREEMENT, THE PURCHASER AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION. DISPUTES WHICH THE PURCHASER AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. THE PURCHASER FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH THE PURCHASER.

(2) Procedure. THE PURCHASER AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. PURCHASER AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. PURCHASER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. PURCHASER UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT PURCHASER SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION PURCHASER INITIATES.

PURCHASER AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. THE PURCHASER AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

(3) Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE PURCHASER AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE PURCHASER NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

(4) Availability of Injunctive Relief. BOTH PARTIES AGREE THAT ANY PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED BY THE RULES INCLUDING, BUT NOT LIMITED TO, WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY CONFIDENTIAL INFORMATION OR INVENTION ASSIGNMENT AGREEMENT BETWEEN THE PURCHASER AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION OR NONSOLICITATION. BOTH PARTIES UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(5) Administrative Relief. THE PURCHASER UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT THE PURCHASER FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE THE PURCHASER FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

(1) Voluntary Nature of Agreement. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PURCHASER IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PURCHASER HAS CAREFULLY READ THIS AGREEMENT AND THAT THE PURCHASER HAS ASKED ANY QUESTIONS NEEDED FOR THE PURCHASER TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTANDS IT, INCLUDING THAT THE PURCHASER IS WAIVING PURCHASER’S RIGHT TO A JURY TRIAL. FINALLY, THE PURCHASER AGREES THAT THE PURCHASER HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF PURCHASER’S CHOICE BEFORE SIGNING THIS AGREEMENT.

M. Reliance on Counsel and Advisors. The Purchaser acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. The Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. The Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

N. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

JOHN T. MCDONALD

/s/ JOHN T. MCDONALD
Signature

SILVERBACK ACQUISITION CORPORATION

/s/ BRIAN K. BEARD
Brian K. Beard,
Secretary

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	John T. McDonald

COMPANY	:	Silverback Acquisition Corporation

SECURITY	:	Common Stock

AMOUNT	:	6,558,750 shares

DATE	:	July 23, 2010

In connection with the purchase of the above-listed shares, I, the undersigned purchaser, represent to the Company as follows:

1. The Company may rely on these representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2. I am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5. I recognize my economic risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6. I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A. I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9. I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. I know that I may have tax liability due to the uncertain value of the shares. I understand that the board of directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11. Residence. The address of my principal residence is set forth on the signature page below.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.

/s/ JOHN T. MCDONALD
Purchaser’s Signature

John T. McDonald
Print Name

Address of the Purchaser’s principal residence:

[***]

Exhibit B

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of                          , 2010, the undersigned hereby sells, assigns and transfers unto             ,              (            ) shares of Common Stock of Silverback Acquisition Corporation, a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number          delivered herewith, and does hereby irrevocably constitute and appoint              as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

(Signature)

John T. McDonald
(Print Name)

(Spouse’s Signature, if any)

(Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Restricted Stock Purchase Agreement between the above assignor and the above corporation, dated as of             , 2010.

Instruction: Please do not fill in any blanks other than the signature and name lines.

Exhibit C

JOINT ESCROW INSTRUCTIONS

July 23, 2010

Silverback Acquisition Corporation

5406 Maryanna Drive

Austin, Texas 78746

Attn: Chief Financial Officer

Dear Chief Financial Officer:

As Escrow Agent for both Silverback Acquisition Corporation, a Delaware corporation (the “Company”), and John T. McDonald (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”), dated as of July 23, 2010, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Repurchase Option set forth in the Agreement, the Company shall give to the Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. The Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. The Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. After each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to the Purchaser a certificate or certificates representing so many shares of stock remaining in escrow as are not then subject to the Repurchase Option. On the date that is 95 days after the date the Purchaser’s status as a service provider (as defined in the Agreement) to the Company terminates, you will deliver to the Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to the exercise of the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Purchaser, you shall deliver all of same to the Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. The Company and the Purchaser hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or the Purchaser hereunder.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall reimburse you for any such disbursements.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. You are expressly authorized to delegate your duties as Escrow Agent hereunder to the law firm of Wilson Sonsini Goodrich & Rosati, P.C., or any other law firm, which delegation, if any, may change from time to time and shall survive your resignation as Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	Silverback Acquisition Corporation
5406 Maryanna Drive
Austin, Texas 78746
Attn: Chief Executive Officer

PURCHASER:	John T. McDonald
[***]

ESCROW AGENT:	Chief Financial Officer
5406 Maryanna Drive
Austin, Texas 78746

17. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

18. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

SILVERBACK ACQUISITION CORPORATION

By:	/s/ BRIAN K. BEARD
Name:	Brian K. Beard
Title:	Secretary

PURCHASER:

John T. McDonald

/s/ JOHN T. MCDONALD
(signature)

ESCROW AGENT:

/s/ MICHAEL HILL
Michael Hill,
Chief Financial Officer

Exhibit D

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

Exhibit E

SPOUSAL CONSENT

I, Carla McDonald, spouse of John T. McDonald, have read and approve of the foregoing Restricted Stock Purchase Agreement, dated as of July 23, 2010, together with all exhibits and attachments thereto (collectively, the “Agreement”), by and between my spouse and Silverback Acquisition Corporation, a Delaware corporation (the “Company”). In consideration of the Company’s granting of the right to John T. McDonald to purchase 6,558,750 shares of Common Stock of the Company as set forth in the Agreement, I hereby appoint John T. McDonald as my attorney-in-fact in respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas, or under similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: July 23, 2010

“Spouse of Purchaser”

/s/ CARLA MCDONALD
(Signature)

Carla McDonald
(Print Name)